ARTICLES OF AMENDMENT
                              TO THE
                    ARTICLES OF INCORPORATION
                                OF
                   ZHOU LIN INTERNATIONAL, INC.
                    (Pursuant to Section 242)

     Pursuant to relevant the provisions of the Delaware business
Corporations Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                I

     The name of the corporation is ZHOU LIN INTERNATIONAL, INC.

                                II

     1. Article I of the Articles of Incorporation as now filed in stricken in its entirety, and the following Article I substituted thereof as if it had been a part of the original Articles of Incorporation:

                            ARTICLE I

          The name of the corporation shall be RENU-U INTERNATIONAL, INC.

     1. Article IV of the original Articles of Incorporation is stricken in its entirety and the following Article IV substituted thereof as if set forth in the original Articles of Incorporation:

                            ARTICLE IV

          The number of shares of all classes of stock this corporation shall have authority to issue are 100,000,000 shares of Common Stock of a par value of one mill ($.001) per share, 1,000,000 shares of Class A Convertible Preferred Stock of a par value of $.10 per share, 50,000,000 shares of Class B Convertible Preferred Stock of a par value of $.001 and 50,000,000 shares of Class C Convertible Preferred Stock of a par value of $.001. The shares of Common Stock shall have no pre-emptive or preferential rights of subscription concerning further issuance or authorization of any securities of the corporation. Each share of Common Stock shall entitle the holder one vote, in person or by proxy. The holders of the common stock shall be entitled to receive dividends if, as and when declared by the Board of Directors. The rights, privileges, terms and conditions of the Preferred Shares shall be set by the Board of Directors.

                               III

     The number of shares of the corporation outstanding at the time of the adoption of the amendments aforesaid was 9,961,241 shares. The number of shares entitled to vote thereon was 9,961,241.

                                IV

     The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

          CLASS                              NUMBER OF SHARES
          Common                          9,961,241

                                V

     Shareholders of the corporation also approved the reverse of the corporation's Common Stock up to 30 to 1. The Board of Directors of the corporation shall have the authority to effectuate up to 1 for 30 reverse split of the corporation's Common Stock. The exact amount of the reverse will be set by the Board of Directors at the time of the reverse.

     The authorization was voted as follows:

                             NUMBER OF          NUMBER OF
     CLASS                   SHARES FOR      SHARES AGAINST

     Common                   6,176,750            -0-

     The number of shares voted for such amendment was 6,176,750; the number of shares voted against such amendment was -0-.

     Dated this 24th day of December, 1996


                              ZHOU LIN INTERNATIONAL, INC.

                              by:/s/Frank A. Nelson
                              President

                              by:/s/
                              Secretary

STATE OF UTAH       )
                    :SS.
COUNTY OF SALT LAKE )

     On the 24th day of December, 1996, personally appeared before me FRANK NELSON, who being first duly sworn, declared that he is the President of ZHOU LIN INTERNATIONAL, INC., a Delaware corporation, that he signed the foregoing document as President of the corporation; and that the statements herein contained are true.

                              /s/Linda Butler
                              Notary Public, residing at
                              Salt Lake City, Utah

My Commission expires:
2/19/97